September 22, 1998


CONFIDENTIAL

Office of Small Business Policy
Division of Corporation Finance
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:     Acadia National Health Systems, Inc. -
             Opinion re Legality of Securities to be Issued

Ladies and Gentlemen:

     I have acted as special counsel for Acadia National Health Systems, Inc., a Colorado corporation (the "Company"), in connection with the execution, delivery and performance of a Contract for Sale of Assets executed between the Company and Northeast Medical Business Group (hereinafter collectively referred to as "Northeast" or "Shareholders"), whose corporate address is 17 Wilder Street, Keene, New Hampshire.

     In connection with this matter, I have examined the originals or copies certified or otherwise identified to my satisfaction of the following:

     (a) Articles of Incorporation of the Company, as amended to date;

     (b) By-laws of the Company, as amended to date;

     (c) Certificates from the Secretary of State of the State of Colorado, dated as of a recent date, stating that Acadia is duly incorporated and in good standing in the State of Colorado;

     (d) Certificates from the Secretary of State of the State of Maine, dated as of a recent date, stating that the Company has duly qualified to do business and is in good standing in Maine and has filed all required reports and paid all taxes due;

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     (e) Certificates from the Secretary of State of the State of Colorado dated as of a recent date for the Company listing all charter documents on file, attaching a copy of each charter document so listed, and certifying as to the true nature of each such copy;

     (f) Certificate of the Company, dated the date hereof, described in the Contract for Sale of Assets between Northeast and the Company;

     (g) Certificate of the Secretary of the Company, dated the date hereof, relating to various matters of fact;

     (h) Resolutions of the Board of Directors of the Company adopted on September 9, 1998, authorizing the issuance of one hundred thousand (100,000) of Company Shares, the execution and delivery of the Contract for Sale of Assets between Northeast and the Company, the filing of said documents, and establishing the market value per share for the Shares that will be issued;

     (i) Executed copy of the Contract for Sale of Assets;

     (j) Registrar and Transfer Agent's Certificate, dated the date hereof, of American Securities Transfer, as registrar and transfer agent, with respect to the issuance, countersigning, and registration of the Shares and as to the total number of outstanding shares; and

In addition to the foregoing, I have also relied as to matters of fact upon the representations made by the Company in compliance with due diligence requirements submitted by my office and related certificates and upon representations made by the Shareholders. Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as I have deemed applicable or relevant to this opinion, it is my opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own its properties and conduct its business; the Company is duly qualified as a foreign corporation and in good standing in Maine and in each other jurisdiction in which the ownership or leasing of property requires such qualification (except for those jurisdictions in which the only material consequence of a failure to be so qualified, other than potential penalties not individually or in the aggregate material to the Company and its Subsidiaries

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taken as a whole, is that actions may not be brought in the courts of such jurisdictions by the Company until its failure to so qualify, if required, has been cured);

     2. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, no par value, of which there are outstanding 3,737,987 shares. Proper corporate proceedings have been taken validly to authorize such authorized capital stock; all the outstanding shares of such capital stock (including the Shares) have been duly and validly issued and are fully paid and nonassessable; the shareholders of the Company have no preemptive rights with respect to the Common Stock of the Company;

     3. A Registration Statement on Form 10SB (the "Registration Statement"), filed on behalf of the Company, became effective under the Securities Exchange Act of 1934 (the "Exchange Act") and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing trading on the Over-the-Counter ("OTC") Bulletin Board is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the N.A.S.D.;

     4. The Registration Statement (except as to the financial statements conta ined therein, as to which I express no opinion) comply as to form in all material respects with the requirements of the Act and with the rules and regulations of the Securities and Exchange Commission thereunder;

     5. On the basis of information developed and made available to me, the accuracy or completeness of which has not been independently verified by me, I have no reason to believe that the Contract for Sale of Assets or the Registration Statement (except as to the financial statements contained therein, as to which I express no opinion) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     6. The information required to be set forth in the Contract for Sale of Assets is, to the best of my knowledge, accurately and adequately set forth therein in all material respects or no response is required with respect to such items, and, to the best of my knowledge, the description of the Company's stock option plans and agreements and the options granted and which may be granted thereunder set forth in the Registration Statement accurately and fairly represents the information required to be shown with respect to said plans, agreements, and options by the Exchange Act and the rules and regulations of the Securities and Exchange Commission thereunder;

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     7.  The terms and provisions of the capital stock of Acadia conform to the description thereof contained in the Registration Statement, and the statements in the Summary in the first paragraph under the caption "Description of Common Stock" have been reviewed by me and insofar as such statements constitute a summary of the law or documents referred to therein, are correct in all material respects, and the forms of certificates evidencing the Common Stock comply with the Colorado law;

     8. The descriptions in the Registration Statement and Summary of material contracts and other material documents are fair and accurate in all material respects; and I do not know of any franchises, contracts, leases, licenses, documents, statutes or legal proceedings, pending or threatened, which in my opinion is of a character required to be described in the Registration Statement or Summary or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

     9. The Contract for Sale of Assets has been duly authorized, executed, and delivered by the Company and constitutes the valid and legally binding obligation of the Company except as the indemnity provisions thereof may be limited by the principles of public policy;

     10. The issuance of one hundred thousand (100,000) Shares of the Company as contemplated by the Contract for Sale of Assets will not conflict with, or result in a breach of, any material agreement or instrument known to me which the Company is a party or by which it is bound, or any applicable law or regulation, or, so far as is known by us, any order, writ, injunction or decree applicable to the Company of any jurisdiction, court or governmental instrumentality, or the Restated Articles of Incorporation or By-laws of the Company.

     11. To the best of my knowledge and belief after due inquiry, there are no holders of Common Stock or other securities of the Company having registration rights with respect to such securities on account of the filing of the Registration Statement who have not effectively waived such rights; and

     12. No consent, approval, authorization, or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated by the Contract for Sale of Assets, except such as have been obtained under the Exchange Act and such as may be required under state or other securities or blue sky laws in connection with the distribution of the Shares to the Shareholders.

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     In addition, I have participated in conferences with representatives of
Northeast and the Company and accountants for the Company at which the contents of the Contract for Sale of Assets and Registration Statement were discussed. Although I have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Summary (other than the caption "Description of Common Stock"), I advise you that on the basis of foregoing, I have no reason to believe that either the Contract for Sale of Assets or the Registration Statement, as of the effective date, contained any untrue statements of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements or other financial data contained in the Registration Statement or Summary as to which I am not called upon to and do not express any opinion).

     This letter is furnished to you as for filing purposes on behalf of the Company, and is solely for the benefit of the United States Securities and Exchange Commission.

                              Respectfully,

                              /s/ Mark T. Thatcher

                              Mark T. Thatcher, Esq.
                              Atty Reg. No. 25-275 CO
                              Atty Reg. No. 453658 DC